UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	July 8, 2009

ATLAS MINING COMPANY
(Exact name of registrant as specified in its charter)

Idaho	000-31380	82-0096527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Greene St., Suite 1101, NY, NY		10012
(Address of principal executive offices)		(Zip Code)
(208) 556-1181
Issuer's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 2, 2009, Atlas Mining Company (the “Company”) entered into a Settlement Agreement (“Class Action Settlement Agreement”) with the lead plaintiffs in the class action In Re Atlas Mining Company Securities Litigation pending in the United States District Court for the District of Idaho, Civil Action No. 07-428-N-EJL(D. Idaho) (the “Class Action”). Under the terms of the Class Action Settlement Agreement the Company will pay plaintiffs $1,250,000 (which includes fees to plaintiff’s counsel), to be funded by the proceeds of an insurance policy issued by Navigators Insurance Co.(as provided below), in exchange for release of all claims against Company, Nano Clay Technologies,Inc., William T. Jacobson, Robert Dumont, Ronald Price and Barbara Suveg (the “Individual Defendants”). The Company will also fund up to $75,000 to fund expenses in connection with notification to class members. The Class Action Settlement Agreement is the settlement agreement contemplated by the Memorandum of Understanding dated May 1, 2009 described in the 8-K filed by the Company on May 4, 2009 (the “MOU”) and the terms of it are consistent with the terms of such MOU.

Related to the Class Action Settlement, effective July 8, 2009, the Company entered into a Settlement Agreement and Release with Navigators, RSUI Indemnity Company and RSUI Group, Alexander, Morford & Woo, Inc., and the Individual Defendants in settlement of the lawsuits Atlas Mining Co. v. Navigators Insurance Co. et al., No. 1:08-cv-00359-EJL (D. Idaho) and Navigators Insurance Co. v. Atlas Mining Co., et. al., Case No. 2:08-cv-00216-EJL (D.Idaho) (collectively, the “Insurance Litigation”). Pursuant to this agreement (i) Navigators will deliver $1,250,000 into a court registry, which will then be used upon final court approval of the Class Action Settlement to fund the $1,250,000 payment to Class Action plaintiffs, (ii) Navigators will deliver $750,000 to the Company for defense and investigative costs in connection with the Class Action and related matters, which the Company will use in part to pay the Individual Defendants their costs of defense in connection with the Class Action, and (iii) all claims in the Insurance Litigation will be released upon final court approval of the Class Action Settlement.

Also, related to the Class Action Settlement Agreement, on June 30, 2009, the Company entered into a Settlement, Waiver and Release Agreement with Robert Dumont, a former President, CEO, and director of Company (“Dumont”) mutually releasing all claims related to Dumont’s employment by Company in consideration of  Company’s payment to Dumont of up to $258,000 for Dumont’s attorneys fees and expenses related to the Class Action (to be funded from the insurance proceeds described above), insurance litigation and other matters (which Company will fund with the monies it receives from Navigators in connection with the insurance litigation settlement described above).

Item 8.01	Item 8.01
On July 9, 2009. the Company issued a Press Release relating to the matters described in Items 1.01. It is attached as Exhibit 99.1.
Item 9.01	Financial Statements and Exhibits
Exhibit 99.1 Press Release issued July 9, 2009 relating to the matters described in Items 1.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS MINING COMPANY
(Registrant)

Date:	July 8, 2009	By:	/s/ Andre Zeitoun
Andre Zeitoun
Chief Executive Officer and President